Waiver and General Release

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned does hereby agree as follows:

I hereby release and discharge Capitol Bancorp Ltd. and its subsidiaries and affiliates (collectively referred to as the "***Company***") and its past or present officers, directors, stockholders, employees, agents and attorneys, whether directly or indirectly, and whether individually or in their official capacities (collectively, the "***Releasees***"), from all actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, claims and demands whatsoever, including without limitation, all claims in law or in equity (collectively, "***Claims***") which I ever had, now have or hereafter may have against the Releasees to the date of my execution of this Wavier and General Release, including any claims for any alleged violation of any federal, state, or local law, regulation or public policy relating to or having any bearing, directly or indirectly, on the operations or practices of the Company, the terms and conditions of my employment with the Company or the termination of my employment with the Company. I confirm and warrant that I have neither caused or permitted to be filed, nor will I cause or permit to be filed in the future, any pending charge, complaint or action against the Releasees and that I have not assigned any claim I have or may have against the Releasees to any person or entity. I agree not to make, assert or maintain any charge, claim, demand or cause of action, which is released by this Agreement.

In addition, I understand and acknowledge that there are various federal, state and local laws that prohibit employment discrimination on the basis of age, sex, race, color, marital status, national origin, religion, disability, sexual orientation and other categories, and that these laws are enforced by the courts and various government agencies. I intend to give up any rights I may have under these laws or any other laws with respect to my affiliation with the Releasees, employment by the Company, or the ending of my employment with the Company. I hereby release and forever discharge the Releasees from any and all actions, causes of action and claims whatsoever for wages, severance, vacation payments, holiday payments, compensatory time off, sick leave payments, insurance payments, stock options, bonuses, damages, including pain and suffering and emotional harm arising out of any promise, agreement or contract, known or unknown, suspected or unsuspected, I ever had, now have, or shall have against the Releasees with respect to any matter, event or condition occurring or arising on or prior to the date of my execution of this Waiver and General Release, including, but not limited to, claims for breach of an implied or expressed employment contract, claims for unlawful discharge, breach of the covenant of good faith and fair dealing, inducement of breach, violation of public policy, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, negligence of any kind, libel, slander, claims alleging a violation of federal and state wage and hour laws, Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act of 1967, as amended, Section 1981 of the Civil Rights Act of 1991, The Americans with Disabilities Act, The Equal Pay Act, The Family Medical and Leave Act, federal and state Wage and Hour Laws, the Employee Retirement Income Security Act of 1974, federal and state whistle blower laws and other claims pursuant to federal, state or local law regarding discrimination based on race, age, sex, religion, marital status, disability, sexual orientation, or national origin, claims for alleged violation of any other local, state, and federal law, regulations, ordinance or public policy having any bearing whatsoever on the terms or conditions of my employment with the Company, the termination of such employment, as well as all claims pursuant to common law, or claims arising directly or indirectly out of my employment by or separation from employment with the Company. I further agree to release and discharge the Releasees not only from any and all claims which I could have made on my own behalf but also from those which may or could be brought by any person, governmental authority or organization and I waive any right to become, and promise not to become, a member of any class in any proceeding or case in which a claim against the Releasees arises, in whole or in part, from any event which occurred on or prior to the date of this Waiver and General Release. THIS MEANS THAT, BY SIGNING THIS WAIVER AND GENERAL RELEASE, I HAVE WAIVED ANY RIGHTS I MAY HAVE OR HAD TO BRING A LAWSUIT OR MAKE A CLAIM AGAINST THE RELEASEES BASED ON ANY ACTS OR OMISSIONS TAKEN BY THE COMPANY UP TO THE DATE OF THE SIGNING OF THIS WAIVER AND RELEASE.

The parties intend the foregoing releases and discharges to be interpreted as broadly as possible and to be effective to the fullest extent permitted by law as to all parties released in this section.

Notwithstanding the foregoing, nothing in this Waiver and General Release shall preclude me from (a) filing a complaint to enforce the terms of this agreement, (b) filing a charge or complaint with the Equal Employment Opportunity Commission, (c) participating in any manner in an investigation, hearing or proceeding conducted by the Equal Employment Opportunity Commission or state civil rights agency, or (d) exercising my rights under COBRA, but I hereby waive any and all rights to recover under, or by virtue of, any such charge, complaint, investigation, hearing or proceeding.

The Company seeks to ensure compliance with its Corporate Code of Ethics (the *"Code of Ethics"*), other Company policies and federal and state laws and regulations, and imposes on each of its officers, directors, employees and others a duty to report potential violations. This includes the duty to report to the Company any conduct, act, or omission by the Company that you believe may constitute a violation of the Sarbanes-Oxley Act of 2002 (*"SOX"*) or other securities laws, including any fraud on investors or potential investors, financial improprieties, and/or any other unlawful conduct (hereafter collectively "***unlawful conduct***"). You acknowledge this responsibility under the Code of Ethics and affirm that you have complied with the Code of Ethics. The Code of Ethics prohibits retaliation for any such reporting and your entitlement to compensation under the Agreement will not be affected in any manner by the reporting of unlawful conduct on the part of the Company.

Notwithstanding the foregoing, nothing in this Waiver and General Release shall adversely affect the rights I and my heirs, estate, executors and administrators may otherwise have to indemnification from the Company (or from a third-party insurer for directors and officers liability coverage) with respect to any costs, losses, claims, suits, proceedings, damages or liabilities to which I have or may become subject that are based upon or relate to my employment by the Company or my service as an officer or member of the Board of Directors of the Company or any of its affiliates.

I knowingly understand and voluntarily agree and accept the terms and condition set forth above.

____

Lee W. Hendrickson

Date: April 15, 2011